UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2015

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2015, NCR Corporation, a Maryland corporation (the “Company” or “NCR”), announced the entry into an Investment Agreement dated as of November 11, 2015 (the “Investment Agreement”) between the Company and funds managed by or affiliated with Blackstone Capital Partners VI, L.P. and Blackstone Tactical Opportunities L.L.C. (collectively, “Blackstone”) relating to the issuance and sale to Blackstone of 820,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $820 million, or $1,000 per share. The closing of the transaction contemplated by the Investment Agreement is conditioned upon certain customary closing conditions, including, among others, obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The Company expects the closing of the transaction to occur prior to the end of the 2015 fiscal year.

The Series A Preferred Stock will rank senior to the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock will have a liquidation preference of $1,000 per share. Holders of Series A Preferred Stock will be entitled to a cumulative dividend at the rate of 5.5% per annum, payable quarterly in arrears, as set forth in the Articles Supplementary classifying the Series A Preferred Stock, a form of which is attached as Annex I to the Investment Agreement (the “Articles Supplementary”). If the Company does not declare and pay a dividend, the dividend rate will increase by 2.5% to 8.0% per annum until all accrued but unpaid dividends have been paid in full. Dividends shall be paid in-kind, through the issuance of additional shares of Series A Preferred Stock, for the first sixteen dividend payment dates, after which dividends will be payable in cash or in-kind at the option of the Company.

The Series A Preferred Stock will be convertible at the option of the holders at any time into shares of Common Stock at an initial conversion price of $30.00 per share and an initial conversion rate of 33.33 shares of Common Stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments. At any time after the third anniversary of the date of the issuance of the Series A Preferred Stock (the “Closing Date”), if the volume weighted average price of the Common Stock exceeds $54.00, as may be adjusted pursuant to the Articles Supplementary, for at least 30 trading days in any period of 45 consecutive trading days, all of the Series A Preferred Stock may be converted, at the election of the Company, into the relevant number of shares of Common Stock.

Holders of Series A Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis. Holders of Series A Preferred Stock will be entitled to a separate class vote with respect to amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock and issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock.

On any date during the three months following March 16, 2024 and the three months following every third anniversary of such date, holders of Series A Preferred Stock will have the right to require the Company to repurchase all or any portion of the Series A Preferred Stock at 100% of the liquidation preference thereof plus all accrued but unpaid dividends. Upon certain change of control events involving the Company, holders of Series A Preferred Stock can require the Company to repurchase all or any portion of the Series A Preferred Stock at the greater of (1) an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends and (2) the consideration the holders would have received if they had converted their shares of Series A Preferred Stock into Common Stock immediately prior to the change of control event. The Company will have the right, upon certain change of control events involving the Company, to redeem the Series A Preferred Stock at the greater of (1) an amount in cash equal to the sum of the liquidation preference of the Series A Preferred Stock, all accrued but unpaid dividends and the present value, discounted at a rate of 10%, of any remaining scheduled dividends through the fifth anniversary of the first dividend payment date, assuming the Company chose to pay such dividends in cash and (2) the consideration the holders would have received if they had converted their shares of Series A Preferred Stock into Common Stock immediately prior to the change of control event.

Pursuant to the Investment Agreement, the Company has agreed to increase the size of its board of directors by two new director seats and elect Chinh Chu and Greg Blank to the board of directors for a term expiring at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the Company will nominate Chinh Chu for election as a Class B director with a term expiring at the Company’s 2019 annual meeting of the stockholders if its board of directors is then classified (or to its board of directors generally if the board of directors is not then classified), and Greg Blank for election as a Class C director with a term expiring at the Company’s 2017 annual meeting of the stockholders if its board of directors is then classified (or to its board of directors generally if the board of directors is not then classified).

So long as Blackstone or its affiliates beneficially own shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of Series A Preferred Stock (“Conversion Common Stock”) that represent, on an as converted basis, at least 50% of Blackstone’s initial shares of Series A Preferred Stock on an as-converted basis, Blackstone will have the right to designate a total of two directors for election to the Company’s board of directors. So long as Blackstone or its affiliates beneficially own shares of Series A Preferred Stock and/or Conversion Common Stock that represent, on an as converted basis, at least 25% but less than 50% of Blackstone’s initial shares of Series A Preferred Stock on an as-converted basis, Blackstone will have the right to designate a total of one director for election to the Company’s board of directors.

Blackstone will be subject to certain standstill restrictions, including, among other things, that Blackstone will be restricted from acquiring additional securities of the Company, until the later of (a) the three year anniversary of the Closing Date and (b) the date that no Blackstone designee serves on the Company’s board of directors and Blackstone has no rights (or has irrevocably waived its rights) to designate directors for election to the Company’s board. Subject to certain customary exceptions, Blackstone will be restricted from transferring the Series A Preferred Stock or Conversion Common Stock until the 18 month anniversary of the Closing Date.

Blackstone and its affiliates will have certain customary registration rights with respect to the Series A Preferred Stock and the Conversion Common Stock pursuant to the terms of a registration rights agreement, a form of which is attached as Annex II to the Investment Agreement.

The foregoing description of the terms of the Series A Preferred Stock, the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement and the schedules and annexes thereto, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Investment Agreement, the Company has agreed to issue shares of Series A Preferred Stock to Blackstone. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Blackstone represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock or Conversion Common Stock.

Item 8.01	Other Events.

On November 12, 2015, the Company announced its intention to commence a tender offer on or about November 13, 2015 to purchase up to $1.0 billion in value of Common Stock through a modified “Dutch auction” tender offer (the “Tender Offer”). The Company will fund the tender offer with a combination of existing cash on the Company’s balance sheet, borrowings under the Company’s existing revolving credit facilities and the proceeds from the $820 million investment in the Series A Preferred Stock by Blackstone described in Item 1.01.

Attached as Exhibit 99.1 is a copy of the Company’s press release dated November 12, 2015 announcing the execution of the Investment Agreement, the transactions contemplated by the Investment Agreement and the Company’s intention to commence the Tender Offer.

On November 12, 2015, the Company held a conference call to discuss the Investment Agreement and the transactions contemplated by the Investment Agreement. A copy of the investor presentation, which was posted to the Company’s website, is attached hereto as Exhibit 99.2.

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, statements regarding the investment by Blackstone and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on NCR’s current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including factors relating to: the successful closing of the investment by Blackstone and achievement of its potential benefits; domestic and global economic and credit conditions, including, in particular, market conditions and investment trends in the retail industry, and economic and market conditions in China and Russia; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; defects or errors in our products or problems with our hosting facilities; manufacturing disruptions; collectability difficulties in subcontracting relationships in emerging industries; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our ongoing restructuring plan; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions; and the other risks and uncertainties described in NCR’s filings with the Securities and Exchange Commission (the “SEC”), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NCR’s annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015 and in any of NCR’s subsequently filed Form 10-Qs. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information

This communication is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of NCR. The tender offer described in these materials has not yet commenced, and there can be no assurances that NCR will commence the tender offer on the terms described in these materials or at all. If NCR commences the tender offer, the tender offer will be made solely by an Offer to Purchase and related materials, which NCR will file with the SEC. Investors are urged to read these materials when they become available, as well as any other relevant documents filed with the SEC when they become available, carefully and in their entirety because they will contain important information, including the terms and conditions of the tender offer. If NCR commences the tender offer, it will file each of the documents referenced in this paragraph with the SEC, and, when available, investors may obtain a free copy of them from the SEC at its website www.sec.gov, or free of charge from NCR at http://investor.ncr.com or by directing a request to Gavin Bell, Vice President of Investor Relations, at 212-589-8468 or gavin.bell@ncr.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Investment Agreement dated as of November 11, 2015, by and between NCR Corporation and the affiliates of Blackstone Capital Partners VI, L.P. and Blackstone Tactical Opportunities L.L.C. named therein.

99.1	Press Release dated as of November 12, 2015.

99.2	Investor Presentation dated as of November 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Robert Fishman
Robert Fishman
Senior Vice President and Chief Financial Officer

Date: November 12, 2015

Index to Exhibits

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Investment Agreement dated as of November 11, 2015, by and between NCR Corporation and the affiliates of Blackstone Capital Partners VI, L.P. and Blackstone Tactical Opportunities L.L.C. named therein.

99.1	Press Release dated as of November 12, 2015.

99.2	Investor Presentation dated as of November 12, 2015.